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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Homestead Village Incorporated 1996 Outside Directors Plan of our report dated August 22, 1996 with respect to the balance sheet of Homestead Village Incorporated as of June 30, 1996 included in the Homestead Village Incorporated Post-Effective Amendment No. 1 on Form S-1 to Registration Statement on Form S-4 (File No. 333-4455) filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young LLP

Dallas, Texas
December 3, 1996


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